SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 31, 2001

                         JANUS HOTELS AND RESORTS, INC.
               (Exact name of Registrant as specified in Charter)


     Delaware                           0-22745                  13-2572712
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(State or Other Jurisdiction         (Commission               (IRS Employer
 of Incorporation)                    File Number)           Identification No.)


        2300 Corporate Blvd., N.W., Suite 232, Boca Raton, FL 33431-8596
        ----------------------------------------------------------------
               (Address of principal executive office) (Zip Code)


        Registrant's telephone number including area code: (561) 994-4800
                                                           --------------


                                       N/A
          ------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         The 13,688.08 issued and outstanding shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), owned or beneficially owned by Messrs. Louis S. Beck and Harry G. Yeaggy, Chairman / Chief Executive Officer and Vice Chairman of the Company respectively, have been redeemed by the Company. The transaction closed on January 31, 2001 with an effective date of January 1, 2001. The aggregate redemption price of $13,688,080 has been paid in the form of promissory notes of the Company maturing, in full, on December 31, 2011 (the "Notes").

         The Notes bear interest at the rate of 7.5% per annum, with interest payable quarterly, in arrears. The Series B Preferred has an annual dividend rate of 7.5% of the aggregate redemption price. The Notes, by their terms, are subordinate to all institutional indebtedness of the Company, exclusive of indebtedness for borrowed money secured by a mortgage on real property of the Company and which is otherwise non-recourse to the assets of the Company.

         On January 1, 2001, Messrs. Beck and Yeaggy sold 2,000 shares of the Series B Preferred to Michael N. Nanosky, President of the Company, and 1,100 shares of the Series B Preferred to Richard A. Tonges, Vice President - Finance of the Company. Those 3,100 shares of the Series B Preferred remain outstanding.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

              Exhibit No.       Description

              10.37 Conversion Agreement dated as of January 1, 2001 among Janus Hotels and Resorts, Inc., Harry G. Yeaggy, Louis S. Beck, Elbe Financial Group, L.L.C. and Beck Hospitality, Inc. III, with forms of promissory notes as exhibits













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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Janus Hotels and Resorts, Inc.
                                        ------------------------------
                                                  (Registrant)


Dated:  January 31, 2001                By:  /s/ Richard A. Tonges
                                             ------------------------------
                                             Name:   Richard A. Tonges
                                             Title:  Vice President - Finance




































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